                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)           April 14, 1997
                                                ------------------------------

First Chicago NBD Corporation
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(Exact name of registrant as specified in its charter)


Delaware                             1-7127                   38-1984850
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(State or other jurisdiction       (Commission             (IRS Employer
    of incorporation)               File Number)          Identification No.)


One First National Plaza,  Chicago, IL                          60670
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(Address of principal executive offices)                     (ZIP Code)


Registrant's telephone number, including area code   312-732-4000
                                                     ------------
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Item 5.  Other Events
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     The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.



Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       First Chicago NBD Corporation
                                       ------------------------------
                                       (Registrant)


Date:  April 14, 1997                  By:      /s/ Robert A. Rosholt
      -----------------                       ----------------------------------
                                       Title: Executive Vice President and
                                              Chief Financial Officer
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                                  Attachment A
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     CHICAGO, April 14, 1997 -- First Chicago NBD Corporation today reported record net income of $380 million, or $1.17 per fully diluted common share, for the first quarter of 1997. Net income for the year-ago quarter was $340 million, or $1.03 per share. Return on common stockholders' equity was 17.8%, compared with 16.6% a year ago.

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                        First Chicago NBD Key Ratios
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                                    1st Qtr. 1997      4th Qtr. 1996      1st Qtr. 1996
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
Earnings per common share               $1.17               1.14               1.03
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Return on common equity                  17.8%              17.2               16.6
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Return on assets                         1.47%              1.46               1.13
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Adjusted net interest margin             4.73%              4.64               4.23
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Operating efficiency                     50.4%              51.2               53.8
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


HIGHLIGHTS
 .    Adjusted net interest margin was a record 4.73% for the quarter, an increase of 50 basis points from a year ago and 9 basis points from the fourth quarter.

 .    Market-driven revenues totaled $107 million for the quarter, a substantial improvement from the previous two quarters. Combined trading profits were $28 million, and total equity and investment securities gains were $79 million.

 .    Credit card fees grew 45% from a year ago on a presecuritized basis. All other fee-based revenue increased 10%.

 .    Operating expenses totaled $800 million for the quarter, compared with $828 million for the year-ago quarter and $813 million for the fourth quarter of 1996.

 .    Commercial credit quality continued to be excellent, with nonperforming assets of $285 million at March 31, 1997, or 0.4% of total loans and other real estate.

 .    The Corporation bought 7.7 million shares of its common stock during the first quarter, for a total of 15.1 million shares repurchased since October 1996. Remaining authorization under the current stock repurchase program is
     24.9 million shares.

 .    Tier 1 and total risk-based capital ratios were 9.0% and 13.1%, respectively, at March 31, 1997. During the quarter, the Corporation issued $250 million of trust preferred securities, which qualify as tax-advantaged Tier 1 capital. Additionally, the Corporation redeemed its Series B Convertible Preferred Stock on April 1, 1997. Book value per common share was $27.20 at March 31, 1997, up from $25.70 one year ago.

NET INTEREST INCOME
     Net interest income on a tax-equivalent basis was $907 million for the first quarter, compared with $913 million in the year-ago quarter. Average loans grew to $65.2 billion from $63.8 billion a year ago. Average credit card receivables were $17.5 billion for the quarter, versus $17.2 billion for the first quarter of 1996. Average earning assets were $89.4 billion for the quarter ending March 31, 1997.

     Net interest margin on a reported basis was 4.11% for the quarter. Adjusted for credit card securitizations and the activities of First Chicago Capital Markets, Inc., the net interest margin was 4.73% for the first quarter, versus 4.23% for the year-ago quarter and 4.64% for the fourth quarter.

NONINTEREST INCOME
     Noninterest income was $679 million for the first quarter. Market-driven revenue was $107 million. Equity securities gains were $54 million, combined trading profits totaled $28 million, and investment securities gains were $25 million.

     Credit card fee revenue was $234 million, up from $207 million a year ago. Adjusted to exclude the effect of securitization, credit card fees were $199 million for the quarter, compared with $137 million a year ago. Fiduciary and investment management fees rose to $105 million, despite the 1996 decision to exit the master trust and institutional custody business segments. Service charges and commissions were $213 million for the first quarter.

NONINTEREST EXPENSE
     Noninterest expense was $800 million for the first quarter, compared with operating expense of $828 million for the year-ago quarter. The first-quarter operating efficiency ratio was 50.4%, compared with 53.8% a year ago.

CREDIT QUALITY
     The provision for credit losses was $187 million for the first quarter, versus $175 million for the year-ago quarter and $190 million for the fourth quarter of 1996.

     The allowance for credit losses stood at $1.408 billion at March 31, representing 548% of total nonperforming loans.

     Net charge-offs for the first quarter totaled $187 million, of which $157 million was

                                      A-2
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related to credit card receivables. The net charge-off rate for managed credit card receivables was 7.4% for the first quarter, up from 4.8% a year ago and 6.7% for the fourth quarter. The 30-day delinquency ratio for managed credit card receivables was 4.4% at quarter-end, versus 3.6% one year ago and 4.5% at year-end 1996.


                                      A-3
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First Chicago NBD Corporation and Subsidiaries
Comparative Summary

                                                                                                   Three Months Ended March 31
                                                                                                   ---------------------------
(Dollars in millions, except per share data)                                                   1997          1996        Change
                                                                                              -------       -------      ------
Net interest income--tax-equivalent basis................................................   $      907   $      913      -  1 %
Provision for credit losses..............................................................          187          175      +  7
Noninterest income.......................................................................          679          626      +  8
Noninterest expense......................................................................          800          828      -  3
Net income...............................................................................          380          340      + 12

Earnings per share
  Primary
     Net income..........................................................................        $1.18        $1.04      + 13
     Average common and common-equivalent shares (in millions)...........................        316.5        319.2      -  1

  Fully diluted
     Net income..........................................................................        $1.17        $1.03      + 14
     Average shares, assuming full dilution (in millions)................................        320.8        326.2      -  2

Average balances
  Loans..................................................................................   $   65,177   $   63,790      +  2 %
  Earning assets.........................................................................       89,352      104,629      - 15
  Total assets...........................................................................      105,133      120,708      - 13
  Common stockholders' equity............................................................        8,517        8,053      +  6
  Stockholders' equity...................................................................        8,936        8,543      +  5

Net interest margin......................................................................         4.11 %       3.51 %    + 17 %
Return on assets.........................................................................         1.47         1.13      + 30
Return on common stockholders' equity....................................................         17.8         16.6      +  7


                                                                                                         At March 31
                                                                                             ---------------------------------
                                                                                               1997          1996        Change

Assets...................................................................................   $  109,133   $  115,465      -  5 %
Loans....................................................................................       66,536       64,253      +  4
Deposits.................................................................................       64,927       64,243      +  1
Common stockholders' equity..............................................................        8,495        8,135      +  4
Stockholders' equity.....................................................................        8,785        8,624      +  2


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FIRST CHICAGO NBD CORPORATION
CAPITAL DATA

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                                                                       3/31/97   12/31/96   9/30/96    6/30/96    3/31/96
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
Common Equity/Assets Ratio (1)..............................              7.9%       8.2%      8.1%       7.6%       7.3%
Risk-Based Capital Ratios: (1)(2)...........................
  Tier 1....................................................              9.0%       9.2%      8.4%       8.1%       8.1%
  Total.....................................................             13.1%      13.3%     12.4%      12.2%      12.3%
Leverage Ratio (1)(2).......................................              9.2%       9.3%      8.1%       7.6%       7.3%
Book Value of Common Equity.................................            $27.20     $27.31    $27.11     $26.31     $25.70

(1) Net of Investment in First Chicago Capital Markets, Inc.
(2) 3/31/97 ratios are estimated.